Exhibit 10.1

CONTINENTAL MATERIALS CORPORATION

DEFERRED COMPENSATION PLAN

Effective January 1, 2019

1.	Establishment and Purpose	1

2.	Definitions	1

3.	Eligibility and Participation	7

4.	Deferrals	7

5.	Company Contributions	9

6.	Benefits	10

7.	Modifications to Payment Schedules	13

8.	Valuation of Account Balances; Investments	14

9.	Administration	15

10.	Amendment and Termination	15

11.	Informal Funding	16

12.	Claims	16

13.	Arbitration	23

14.	General Provisions	24

1.                                      Establishment and Purpose.

Continental Materials Corporation (the “Company”) hereby establishes the Continental Materials Corporation Deferred Compensation Plan (the “Plan”), effective January 1, 2019.   The purpose of the Plan is to attract and retain key personnel by providing opportunities to defer receipt of salary, bonus, or other specified compensation. The Plan is not intended to meet the qualification requirements of Code Section 401(a), but is intended to meet the requirements of Code Section 409A, and shall be operated and interpreted consistent with that intent.

The Plan constitutes an unsecured promise by the Company to pay benefits in the future. Participants in the Plan shall have the status of general unsecured creditors of the Company or the Adopting Employer, as applicable. Each Participating Employer shall be solely responsible for payment of the benefits of its employees and their beneficiaries. The Plan is unfunded for Federal tax purposes and is intended to be an unfunded arrangement for eligible employees who are part of a select group of management or highly compensated employees of the Employer within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Any amounts set aside to defray the liabilities assumed by the Company or an Adopting Employer will remain the general assets of the Company or the Adopting Employer and shall remain subject to the claims of the Company’s or the Adopting Employer’s creditors until such amounts are distributed to the Participants.

2.                                      Definitions.

2.1.                            Account. Account means a bookkeeping account maintained by the Committee to record the payment obligation of a Participating Employer to a Participant as determined under the terms of the Plan. The Committee may maintain an Account to record the total obligation to a Participant and component Accounts to reflect amounts payable at different times and in different forms and/or deferred at different times. Reference to an Account means any such Account established by the Committee, as the context requires. Accounts are intended to constitute unfunded obligations within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

2.2.                            Account Balance. Account Balance means, with respect to any Account, the total payment obligation owed to a Participant from such Account as of the most recent Valuation Date.

2.3.                            Adopting Employer. Adopting Employer means an Affiliate who, with the consent of the Company, has adopted the Plan for the benefit of its eligible Employees.

2.4.                            Affiliate. Affiliate means a corporation, trade or business that, together with the Company, is treated as a single employer under Code Section 414(b) or (c).

2.5.                            Beneficial Owner.  Beneficial Owner means the definition given in Rule 13d-3 promulgated under the Exchange Act.

2.6.                            Beneficiary. Beneficiary means a natural person, estate, or trust designated by a Participant to receive payments to which a Beneficiary is entitled in accordance with provisions of the Plan. The Participant’s spouse, if living, otherwise the Participant’s estate, shall be the Beneficiary if: (i) the Participant has failed to properly designate a Beneficiary, or (ii) all designated Beneficiaries have predeceased the Participant.

A former spouse shall have no interest under the Plan, as Beneficiary or otherwise, unless the Participant designates such person as a Beneficiary after dissolution of the marriage, except to the extent provided under the terms of a domestic relations order as described in Code Section 414(p)(1)(B).

2.7.                            Bonus.  Bonus means Compensation which is designated as such by the Participant’s Employer for the purposes of this Plan and which relates to services performed during an incentive period by a Participant in addition to his or her Salary.

2.8.                            Business Day. Business Day means each day on which the New York Stock Exchange is open for business.

2.9.                            Change in Control. Change in Control means the occurrence of any of the following:

(a)                                 Any one person, or more than one person acting as a group as such terms are defined or described in Sections 13(d) or 14(d) of the Exchange Act (“Person”) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company including by way of merger, consolidation or otherwise, provided; however, that for purposes of this subsection (a), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control;

(b)                                 The sale, exchange, lease, or other disposition of all or substantially all of the assets of the Company to Persons provided, however, that for purposes of this subsection (b), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (i) a transfer to an entity that is controlled by the Company’s shareholders immediately after the transfer, or (ii) a transfer of assets by the Company to: (A) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, as applicable; or

(c)                                  A majority of the members of the Company’s Board of Directors are replaced within a 12-month period by persons whose appointment or election was not endorsed by a majority of the

Company’s Board of Directors in place prior to the date of the appointment or election.

Notwithstanding the foregoing, a Change of Control shall not occur unless such transaction constitutes a change in the ownership of the Company, a change in the effective control of the Company, as applicable, or a change in the ownership of a substantial portion of the Company’s assets under Section 409A of the Code.

An event constitutes a Change in Control with respect to a Participant only if the Participant performs services for the Company, or the Participant’s relationship to the Company otherwise satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(ii).

With respect to any event(s) relating to an Adopting Employer, the Committee shall, in its sole discretion, make any determination as to the occurrence of a Change in Control in a manner that is similar to the above provisions of this Section 2.9.

Any determination under this Section 2.9 as to the occurrence of a Change in Control shall be based on objective facts and in accordance with the requirements of Code Section 409A.

2.10.                     Claimant. Claimant means a Participant or Beneficiary filing a claim under Section 12 of this Plan.

2.11.                     Code. Code means the Internal Revenue Code of 1986, as amended from time to time.

2.12.                     Code Section 409A. Code Section 409A means Section 409A of the Code, and regulations and other guidance issued by the Treasury Department and Internal Revenue Service thereunder.

2.13.                     Committee. Committee means the committee appointed by the Board of Directors of the Company (or the appropriate committee of such board) to administer the Plan. If no designation is made, the Chief Executive Officer of the Company or his delegate shall have and exercise the powers of the Committee.

2.14.                     Company. Company means Continental Materials Corporation.

2.15.                     Company Contribution. Company Contribution means a credit by the Committee to a Participant’s Account(s) in accordance with the provisions of Section 5 of the Plan. Company Contributions are credited at the sole discretion of the Committee and the fact that a Company Contribution is credited in one year shall not obligate the Committee to continue to make such Company Contribution in subsequent years. Unless the context clearly indicates otherwise, a reference to Company Contribution shall include Earnings attributable to such contribution.

2.16.                     Compensation. Compensation means a Participant’s Salary and Bonus, and any other amounts approved by the Committee as Compensation for purposes of this Plan, from time to time. Compensation shall not include any compensation that has been previously deferred under this Plan or any other arrangement subject to Code Section 409A.

2.17.                     Compensation Deferral Agreement. Compensation Deferral Agreement means an agreement between a Participant and the Company that specifies: (i) the amount of each component of Compensation that the Participant has elected to defer to the Plan in accordance with the provisions of Section 4, and (ii) the Payment Schedule applicable to each salary and/or bonus deferral Accounts. The Committee may permit different deferral amounts for each component of Compensation and may establish a minimum or maximum deferral amount for each such component. Unless otherwise specified by the Committee in the Compensation Deferral Agreement, Participants may defer up to 80% of Salary and 100% of Bonus Compensation for a Plan Year.  A Compensation Deferral Agreement may also specify the investment allocation described in Section 8.3.

2.18.                     Death Benefit. Death Benefit means the benefit payable under the Plan to a Participant’s Beneficiary(ies) upon the Participant’s death as provided in Section 6.2 of the Plan.

2.19.                     Deferral. Deferral means a credit to a Participant’s Account(s) that records that portion of the Participant’s Compensation that the Participant has elected to defer to the Plan in accordance with the provisions of Section 4. Unless the context of the Plan clearly indicates otherwise, a reference to Deferrals includes Earnings attributable to such Deferrals.

Deferrals shall be calculated with respect to the gross cash Compensation payable to the Participant prior to any deductions or withholdings, but shall be reduced by the Committee as necessary so that it does not exceed 100% of the cash Compensation of the Participant remaining after deduction of all required income and employment taxes, 401(k) and other employee benefit deductions, and other deductions required by law. Changes to payroll withholdings that affect the amount of Compensation being deferred to the Plan shall be allowed only to the extent permissible under Code Section 409A.

2.20.                     Disability.  Disability means a condition in which the Participant is determined to be totally disabled by the Social Security Administration.

2.21.                     Earnings. Earnings means an adjustment to the value of an Account in accordance with Section 8.

2.22.                     Effective Date. Effective Date means January 1, 2019.

2.23.                     Eligible Employee. Eligible Employee means a member of a “select group of management or highly compensated employees” of a Participating Employer within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, as determined by the Committee from time to time in its sole discretion.

2.24.                     Employee. Employee means a common-law employee of an Employer.

2.25.                     Employer. Employer means, with respect to Employees it employs, the Company and each Affiliate.

2.26.                     ERISA. ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.27.                     Exchange Act.  Exchange Act means the Securities Exchange Act of 1934, as amended.

2.28.                     Hour of Service.  Hour of Service means an Hour of Service credited to the Participant as determined under the Continental Material Corporation Employees Profit Sharing Retirement Plan.

2.29.                     Normal Retirement Age.  Normal Retirement Age means the age of sixty years.

2.30.                     Participant. Participant means an Eligible Employee who has received notification of his or her eligibility to defer Compensation under the Plan under Section 3.1 and any other person with an Account Balance greater than zero, regardless of whether such individual continues to be an Eligible Employee. A Participant’s continued participation in the Plan shall be governed by Section 3.2 of the Plan.

2.31.                     Participating Employer. Participating Employer means the Company and each Adopting Employer.

2.32.                     Payment Schedule. Payment Schedule means the date as of which payment of an Account under the Plan will commence and the form in which payment of such Account will be made.

2.33.                     Performance-Based Compensation. Performance-Based Compensation means Compensation where the amount of, or entitlement to, the Compensation is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months. Organizational or individual performance criteria are considered pre-established if established in writing by not later than 90 days after the commencement of the period of service to which the criteria relate, provided that the outcome is substantially uncertain at the time the criteria are established. The determination of whether Compensation qualifies as “Performance-Based Compensation” will be made in accordance with Treas. Reg. Section 1.409A-1(e) and subsequent guidance.

2.34.                     Plan. Plan means the “Continental Materials Corporation Deferred Compensation Plan” as documented herein and as may be amended from time to time hereafter. However, to the extent permitted or required under Code Section 409A, the term Plan may in the appropriate context also mean a portion of the Plan that is treated as a single plan under Treas. Reg. Section 1.409A-1(c), or the Plan or portion of the Plan and any other nonqualified deferred compensation plan or portion thereof that is treated as a single plan under such section.

2.35.                     Plan Year. Plan Year means January 1 through December 31.

2.36.                     Salary.  Salary means a Participant’s base salary earned during a Plan Year.

2.37.                     Separation from Service.  Separation from Service means an Employee’s termination of employment with the Employer. Whether a Separation from Service has occurred shall be determined by the Committee in accordance with Code Section 409A.

An Employee who is absent from work due to military leave, sick leave, or other bona fide leave of absence shall incur a Separation from Service on the first date immediately following the later of: (i) the six month anniversary of the commencement of the leave, or (ii) the expiration of the Employee’s right, if any, to reemployment under statute or contract.

For purposes of determining whether a Separation from Service has occurred, the Employer means the Employer as defined in Section 2.24 of the Plan, except that in applying Code sections 1563(a)(1), (2) and (3) for purposes of determining whether another organization is an Affiliate of the Company under Code Section 414(b), and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining whether another organization is an Affiliate of the Company under Code Section 414(c), “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in those sections.

2.38.                     Specified Date Account. Specified Date Account means an Account established by the Committee to record the amounts payable at a future date as specified in the Participant’s Compensation Deferral Agreement.

2.39.                     Specified Date Benefit. Specified Date Benefit means the benefit payable to a Participant under the Plan in accordance with Section 6.1(b).

2.40.                     Specified Employee. means a Participant who meets the definition of “specified employee,” as defined in Section 409A(a)(2)(B)(i) of the Code.  For purposes of identifying a “specified employee,” the definition of compensation under Treas. Reg. Section 1.415(c)-2(a) will apply, the Specified Employee identification date shall be December 31, and the Specified Employee effective date shall be the first day of the fourth month following such identification date.

2.41.                     Substantial Risk of Forfeiture. Substantial Risk of Forfeiture means the description specified in Treas. Reg. Section 1.409A-1(d).

2.42.                     Termination Account. Termination Account means any Account established by the Committee to record the amounts payable to a Participant upon Separation from Service. Unless the Participant has established a Specified Date Account, all Deferrals and Company Contributions shall be allocated to a Termination Account on behalf of the Participant.

2.43.                     Termination Benefit. Termination Benefit means the benefit payable to a Participant under the Plan following the Participant’s Separation from Service.

2.44.                     Unforeseeable Emergency. Unforeseeable Emergency means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s dependent (as defined in Code Section 152, without regard to Section 152(b)(1), (b)(2), and (d)(1)(B)), or a Beneficiary; loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example,  as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The types of events which may qualify as an Unforeseeable Emergency may be limited by the Committee.

2.45.                     Valuation Date. Valuation Date means each Business Day.

2.46.                     Year of Vesting Service.  Year of Vesting Service means a Plan Year in which a Participant is credited with 1,000 Hours of Service.

3.                                      Eligibility and Participation.

3.1.                            Eligibility and Participation.  An Eligible Employee becomes a Participant upon the earlier to occur of: (i) a credit of Company Contributions under Section 5, or (ii) receipt of notification of eligibility to participate.

3.2.                            Duration. A Participant shall be eligible to defer Compensation and receive allocations of Company Contributions (if any), subject to the terms of the Plan, for as long as such Participant remains an Eligible Employee. A Participant who is no longer an Eligible Employee but has not Separated from Service may not defer Compensation under the Plan beyond the Plan Year in which he or she became ineligible but may otherwise exercise all of the rights of a Participant under the Plan with respect to his or her Account(s). On and after a Separation from Service, a Participant shall remain a Participant as long as his or her Account Balance is greater than zero (0), and during such time may continue to make allocation elections as provided in Section 8.3. An individual shall cease being a Participant in the Plan when all benefits under the Plan to which he or she is entitled have been paid.

4.                                      Deferrals.

4.1.                            Deferral Elections, Generally.

(a)                                 A Participant may elect to defer Compensation by submitting a Compensation Deferral Agreement during the enrollment periods established by the Committee and in the manner specified by the Committee, but in any event, in accordance with Section 4.2. A Compensation Deferral Agreement that is not timely filed with respect to a service period or component of Compensation shall be considered void and shall have no effect with respect to such service period or Compensation. The Committee may modify any Compensation Deferral Agreement prior to the date the election becomes irrevocable under the rules of Section 4.2, as may be needed, to comply with the terms of the Plan (as it may be amended from time to time) and/or as may be required by law.

(b)                                 The Participant shall specify on his or her Compensation Deferral Agreement the amount of Deferrals and whether to allocate Deferrals to a Termination Account or to a Specified Date Account. If no designation is made, Deferrals shall be allocated to the Termination Account. A Participant may also specify in his or her Compensation Deferral Agreement the Payment Schedule applicable to his or her Plan Accounts. If the Payment Schedule is not specified in a Compensation Deferral Agreement, the Payment Schedule shall be the Payment Schedule specified in Section 6.1(e).

4.2.                            Timing Requirements for Compensation Deferral Agreements.

(a)                                 First Year of Eligibility. In the case of the first year in which an Eligible Employee becomes eligible to participate in the Plan, he or she has up to 30 days following his or her initial eligibility to submit a Compensation Deferral Agreement with respect to Compensation to be earned during such year. The Compensation Deferral Agreement described in this paragraph becomes irrevocable upon the end of such 30-day period. The determination of whether an Eligible Employee may file a Compensation Deferral Agreement under this paragraph shall be determined in accordance with the rules of Code Section 409A, including the provisions of Treas. Reg. Section 1.409A-2(a)(7).

A Compensation Deferral Agreement filed under this paragraph applies to Compensation earned on and after the date the Compensation Deferral Agreement becomes irrevocable.

(b)                                 Prior Year Election. Except as otherwise provided in this Section 4.2, Participants may defer Compensation by filing a Compensation Deferral Agreement no later than December 31 of the year prior to the year in which the Compensation to be deferred is earned. A Compensation Deferral Agreement described in this paragraph shall become irrevocable with respect to such Compensation as of January 1 of the year in which such Compensation is earned.

(c)                                  Performance-Based Compensation. Participants may file a Compensation Deferral Agreement with respect to Performance-Based Compensation no later than the date that is six months before the end of the performance period, provided that:

(i)                                     the Participant performs services continuously from the later of the beginning of the performance period or the date the criteria are established through the date the Compensation Deferral Agreement is submitted; and

(ii)                                  the Compensation is not readily ascertainable as of the date the Compensation Deferral Agreement is filed.

A Compensation Deferral Agreement becomes irrevocable with respect to Performance-Based Compensation as of the day immediately following the latest date for filing such election. Any election to defer Performance-Based Compensation that is made in accordance with this paragraph and that becomes payable as a result of the Participant’s death or disability (as defined in Treas. Reg. Section 1.409A-1(e)) or upon a Change in Control prior to the satisfaction of the performance criteria, will be void.

4.3.                            Allocation of Deferrals. A Compensation Deferral Agreement may allocate Deferrals to a Specified Date Account or a Termination Account.  Separate elections will apply to Salary Deferrals and Bonus Deferrals. The Committee may, in its discretion, establish a minimum deferral period for the establishment of a Specified Date Account (for example, the second Plan Year following the year Compensation is allocated to such accounts).

4.4.                            Deductions from Pay. The Committee has the authority to determine the payroll practices under which any component of Compensation subject to a Compensation Deferral Agreement will be deducted from a Participant’s Compensation.

4.5.                            Cancellation of Deferrals. The Committee may cancel a Participant’s Deferrals for the balance of the Plan Year in which an Unforeseeable Emergency occurs.

5.                                      Company Contributions

5.1.                            Discretionary Company Contributions. The Committee may, from time to time in its sole and absolute discretion, credit Company Contributions to any Participant in any amount determined by the Committee. Such contributions will be credited to a Participant’s Termination Account.

5.2.                            Vesting. Company Contributions described in Section 5.1, above, and the Earnings thereon, shall vest in accordance with the vesting schedule below. All Company Contributions shall become 100% vested if, while actively employed, the Participant (i) dies, (ii) is deemed to have incurred a Disability, or (iii) attains Normal Retirement Age.  The Committee may, at any time, in its sole discretion, increase a Participant’s vested interest in a Company Contribution. The portion of a Participant’s Accounts that remains unvested upon his or her Separation from Service after the application of the terms of this Section 5.2 shall be forfeited.

If a Participant has a Separation from Service prior to attaining his Normal Retirement Age for any other reason other than his or her death or Disability, such Participant shall be entitled to receive the vested value of his or her Account(s). For this purpose, each Participant shall at all times have a nonforfeitable (vested) right to his or her Account(s) derived from any Compensation deferred pursuant to Section 4. However, with respect to any Company Contributions made on the Participant’s behalf pursuant to this Section 5, the Participant shall have a nonforfeitable (vested) right to a percentage of the value of such portion of his or her Account(s) as follows:

Years of Vesting Service	Vested Percentage
Less than 3 years	0%

3 years or more	100%

For this purpose, a Participant shall be credited with a Year of Vesting Service for each Plan Year during which he is credited with 1,000 Hours of Service.

Notwithstanding the foregoing, a Participant’s account(s) shall become one hundred percent (100%) vested, if a Participant is actively employed, upon a Change in Control.

6.                                      Benefits.

6.1.                            Benefits, Generally. A Participant shall be entitled to the following benefits under the Plan:

(a)                                 Termination Benefit. Upon the Participant’s Separation from Service for reasons other than death, he or she shall be entitled to a Termination Benefit. Distribution of a Participant’s vested Termination Account(s) shall be made or commence within ninety (90) days following the date the Participant has a Separation from Service with the Company.  If the Company is subject to the provisions of Section 409A(a)(2)(B)(i) of the Code, and if the Participant is a Specified Employee, distribution shall be made or commence in the seventh month following the month in which the Participant has a Separation from Service with the Company.

(b)                                 Specified Date Benefit. If the Participant has established one or more Specified Date Accounts, he or she shall be entitled to a Specified Date Benefit with respect to each such Specified Date Account. Any Specified Date Account(s) established for a Participant under this Section 6 shall be distributed as of the date(s) and mode previously specified by the Participant. Notwithstanding the preceding sentence, balances remaining in Specified Date Accounts on the date the Participant Separates from Service shall be distributed in a lump sum payment within ninety (90) days following the date the Participant Separates from Service with the Company, provided; however, that with respect to a Participant who is a Specified Employee as of the date such Participant incurs a Separation from Service, payment will be made in the seventh month following the month in which such Separation from Service occurs.

(c)                                  Death Benefit. In the event of the Participant’s death, his or her designated Beneficiary(ies) shall be entitled to a Death Benefit. The Death Benefit shall be equal to the vested balance of

Termination Account(s) and the unpaid balances of any Specified Date Accounts, and shall be paid in a single lump sum payment, within the ninety (90) day period following the Participant’s date of death.

(d)                                 Unforeseeable Emergency Payments. A Participant who experiences an Unforeseeable Emergency may submit a written request to the Committee to receive payment of all or any portion of his or her vested Accounts. Whether a Participant or Beneficiary is faced with an Unforeseeable Emergency permitting an emergency payment shall be determined by the Committee based on the relevant facts and circumstances of each case, but, in any case, a distribution on account of Unforeseeable Emergency may not be made to the extent that such emergency is or may be reimbursed through insurance or otherwise, by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cessation of Deferrals under this Plan. If an emergency payment is approved by the Committee, the amount of the payment shall not exceed the amount reasonably necessary to satisfy the need, taking into account the additional compensation that is available to the Participant as the result of cancellation of deferrals to the Plan, including amounts necessary to pay any taxes or penalties that the Participant reasonably anticipates will result from the payment. The amount of the emergency payment shall be subtracted pro rata from each Account. Emergency payments shall be paid in a single lump sum within the 90-day period following the date the payment is approved by the Committee.

(e)                                  Default Distribution Election.  Notwithstanding the foregoing provisions of this Section 6.1, except as otherwise provided under Section 409A of the Code, if a Participant fails to make a distribution election, the Participant’s vested Account(s) shall be distributed to the Participant, or the Participant’s Beneficiary in the event of death, in a single lump-sum payment within ninety (90) days following the Participant’s Separation from Service.

(f)                                   Payment Dates.  With respect to the payment of any amount under the Plan, a payment payable on a fixed date shall be treated as made upon the date specified under the Plan if payment is made on such date or a later date within the same taxable year of the Participant.   In the event a payment of any amount under the Plan which is required to be paid within 90 days of Separation from Service or death, straddles two calendar years, payment shall be provided in the second taxable year of the Participant.  In no event will a Participant be permitted to, directly or indirectly, to designate the taxable year of any payment. With respect to any installment payment other than the initial installment payment (“Subsequent Installment Payments”), the payment date of any Subsequent Installment Payment will not affect the payment date of any other installment payment,

6.2.                      Form of Payment.

(a)                                 Termination Benefit. A Participant who is entitled to receive a Termination Benefit will receive payment of his vested Termination Account(s) based upon the form of distribution elected by the Participant for each Termination Account. A Participant may elect, through the Compensation Deferral Agreement for each year, to have such Salary and/or Bonus Deferral directed to a Termination Account and paid based upon either of the following forms of distribution:

(i)                                     a single lump sum payment; or

(ii)                                  annual installments over a period of up to ten (10) years, the amount of each installment to equal the balance of the Participant’s vested Termination Account immediately prior to the payment of each installment divided by the number of installments remaining to be paid.  The first installment shall be made within ninety (90) days of the date of the Participant’s Separation from Service with the Company.  Each subsequent installment payment will be made each successive calendar year in the same calendar month as the initial installment payment was paid.

Company Contribution allocations will be designated to a separate Termination Account for each Plan Year’s allocation. The Participant will elect from the above forms of payment in (i) and (ii) for each Plan Year’s Company Contribution Termination Account.

(b)                                 Specified Date Benefit. The Specified Date Benefit shall be paid in a single lump sum, unless the Participant elects on the Compensation Deferral Agreement with which the account was established to have the Specified Date Account paid in substantially equal annual installments over a period of up to five years, as elected by the Participant.

Notwithstanding any election of a form of payment by the Participant, upon a Separation from Service the unpaid balances of any Specified Date Accounts shall be paid in a single lump sum.

(c)                                  Death Benefit. A designated Beneficiary who is entitled to receive a Death Benefit shall receive payment of such benefit in a single lump sum.

(d)                                 Rules Applicable to Installment Payments. If a Payment Schedule specifies installment payments, annual payments will be made beginning as of the payment commencement date for such installments and with each subsequent installment being made in each successive calendar year in the same calendar month as the first installment payment was made until the number of installment payments specified in the Payment Schedule has been paid. The amount of each installment payment shall be determined by dividing (a) by (b), where (a) equals the Account Balance as of the Valuation Date and (b) equals the remaining number of installment payments.

For purposes of Section 6, installment payments will be treated as a single form of payment.

6.3.                            Acceleration of or Delay in Payments. The Committee, in its sole and absolute discretion, may elect to accelerate the time or form of payment of a benefit owed to the Participant hereunder, provided such acceleration is permitted under Treas. Reg. Section 1.409A-3(j)(4). The Committee may also, in its sole and absolute discretion, delay the time for payment of a benefit owed to the Participant hereunder, to the extent permitted under Treas. Reg. Section 1.409A-2(b)(7). If the Plan receives a domestic relations order (within the meaning of Code Section 414(p)(1)(B)) directing that all or a portion of a Participant’s Accounts be paid to an “alternate payee,” any amounts to be paid to the alternate payee(s) shall be paid in a single lump sum.

7.                                      Modifications to Payment Schedules

7.1.                            Participant’s Right to Modify.  A Participant may modify the mode of payment for any Termination Account, and/or the mode and/or timing of any Specified Date Account, consistent with the permissible Payment Schedules available under the Plan, provided such modification complies with the requirements of this Section 7.

7.2.                            Time of Election. The date on which a modification election is submitted to the Committee must be at least 12 months prior to the date on which payment is scheduled to commence under the Payment Schedule in effect prior to the modification.

7.3.                            Date of Payment under Modified Payment Schedule. Except with respect to modifications that relate to the payment of a Death Benefit, the date payments are to commence under the modified Payment Schedule must be no earlier than five years after the date payment would have commenced under the original Payment Schedule. Under no circumstances may a modification election result in an acceleration of payments in violation of Code Section 409A.

7.4.                            Effective Date. A modification election submitted in accordance with this Section 7 is irrevocable upon receipt by the Committee and becomes effective 12 months after such date.

7.5.                            Effect on Accounts. An election to modify a Payment Schedule is specific to the Account or payment event to which it applies, and shall not be construed to affect the Payment Schedules of any other Accounts.

8.                                      Valuation of Account Balances; Investments

8.1.                            Valuation. Deferrals shall be credited to appropriate Accounts, as soon as administratively possible following the date such Compensation would have been paid to the Participant absent the Compensation Deferral Agreement. Company Contributions shall be credited to a Termination Account at the times determined by the Committee. Valuation of Accounts shall be performed under procedures approved by the Committee.

8.2.                            Earnings Credit. Each Account will be adjusted for positive or negative Earnings as of each Valuation Date based upon the Participant’s investment allocation among a menu of investment options selected in advance by the Committee, in accordance with the provisions of this Section 8 (“investment allocation”). Notwithstanding the foregoing, Earnings will be credited to each Account of a Participant on the date the payment of any benefit is made from such Participant’s Account, and in the event such payment date is not a Valuation Date, Earnings will be credited on the first Valuation Date immediately preceding such payment date.

8.3.                            Investment Options. Investment options will be determined by the Committee. The Committee, in its sole discretion, shall be permitted to add or remove investment options from the Plan menu from time to time, provided that any such additions or removals of investment options shall not be effective with respect to any period prior to the effective date of such change.

8.4.                            Investment Allocations. A Participant’s investment allocation constitutes a deemed, not actual, investment among the investment options comprising the investment menu. At no time shall a Participant have any real or beneficial ownership in any investment option included in the investment menu, nor shall the Company or any trustee acting on its behalf have any obligation to purchase actual securities as a result of a Participant’s investment allocation. A Participant’s investment allocation shall be used solely for purposes of adjusting the value of a Participant’s Account Balances.

A Participant shall specify an investment allocation for each of his Accounts in accordance with procedures established by the Committee.  Allocation among the investment options must be designated in increments of at least 1%.

A Participant may change an investment allocation, both with respect to future credits to the Plan and with respect to existing Account Balances, in accordance with such rules and procedures as the Administrator may establish.

8.5.                            Unallocated Deferrals and Accounts. If the Participant fails to make an investment allocation with respect to an Account, such Account shall be invested in an investment option, the primary objective of which is the preservation of capital, as determined by the Committee.

9.                                      Administration

9.1.                            Plan Administration. This Plan shall be administered by the Committee which shall have discretionary authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and to utilize its discretion to decide or resolve any and all questions, including but not limited to eligibility for benefits and interpretations of this Plan and its terms, as may arise in connection with the Plan. Claims for benefits shall be filed with the Committee and resolved in accordance with the claims procedures in Section 12.

9.2.                            Withholding. The Participating Employer shall have the right to withhold from any payment due under the Plan (or with respect to any amounts credited to the Plan) any taxes required by law to be withheld in respect of such payment (or credit). Withholdings with respect to amounts credited to the Plan shall be deducted from Compensation that has not been deferred to the Plan.

9.3.                            Indemnification. The Participating Employers shall indemnify and hold harmless each employee, officer, director, agent or organization, to whom or to which are delegated duties, responsibilities, and authority under the Plan or otherwise with respect to administration of the Plan, including, without limitation, the Committee and its agents, against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him or it (including but not limited to reasonable attorney fees) which arise as a result of his or its actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable. Notwithstanding the foregoing, the Participating Employer shall not indemnify any person or organization if his or its actions or failure to act are due to gross negligence or willful misconduct or for any such amount incurred through any settlement or compromise of any action unless the Participating Employer consents in writing to such settlement or compromise.

9.4.                            Delegation of Authority. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who shall be legal counsel to the Company.

9.5.                            Binding Decisions or Actions. The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations thereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

10.                               Amendment and Termination

10.1.                     Amendment and Termination. The Company may at any time and from time to time amend the Plan or may terminate the Plan as provided in this Section 10.

10.2.                     Amendments. The Company, by action taken by its Board of Directors, may amend the Plan at any time and for any reason, provided that any such amendment shall not reduce the Account Balances of any Participant accrued as of the date of any such amendment or restatement (as if the Participant had incurred a voluntary Separation from Service on such date) or reduce any rights of a Participant under the Plan or other Plan features with respect to Deferrals made prior to the date of any such amendment or restatement without the consent of the Participant. The Board of Directors of the Company may delegate to the Committee the authority to amend the Plan without the consent of the Board of Directors for the purpose of: (i) conforming the Plan to the requirements of law; (ii) facilitating the administration of the Plan; (iii) clarifying provisions based on the Committee’s interpretation of the document; and (iv) making such other amendments as the Board of Directors may authorize.

10.3.                     Termination. The Company, by action taken by its Board of Directors, may terminate the Plan and pay Participants and Beneficiaries their Account Balances in a single lump sum at any time, to the extent and in accordance with Treas. Reg. Section 1.409A-3(j)(4)(ix).

10.4.                     Accounts Taxable Under Code Section 409A. The Plan is intended to constitute a plan of deferred compensation that meets the requirements for deferral of income taxation under Code Section 409A. The Committee, pursuant to its authority to interpret the Plan, may sever from the Plan or any Compensation Deferral Agreement any provision or exercise of a right that otherwise would result in a violation of Code Section 409A.

11.                               Informal Funding

11.1.                     General Assets. Obligations established under the terms of the Plan may be satisfied from the general funds of the Participating Employers, or a trust described in this Section 11. No Participant, spouse or Beneficiary shall have any right, title or interest whatever in assets of the Participating Employers. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Participating Employers and any Employee, spouse, or Beneficiary. To the extent that any person acquires a right to receive payments hereunder, such rights are no greater than the right of an unsecured general creditor of the Participating Employer.

11.2.                     Rabbi Trust. A Participating Employer may, in its sole discretion, establish a grantor trust, commonly known as a rabbi trust, as a vehicle for accumulating assets to pay benefits under the Plan. Payments under the Plan may be paid from the general assets of the Participating Employer or from the assets of any such rabbi trust. Payment from any such source shall reduce the obligation owed to the Participant or Beneficiary under the Plan.

12.                               Claims

12.1.                     Claims Procedure. Any person who believes that such person is being denied a benefit to which such person is entitled under this Plan (a “Claimant”) may file a written request for such benefit in the form of a notice with the Committee, setting forth the Claimant’s claim, no more than 60 days after such Claimant first believes that such a denial has taken place.

(a)                                 Time for Decision on a Claim.  A claim shall be filed in writing with the Committee and decided within 90 days by the Committee unless the Committee determines that special circumstances require an extension of time for processing the claim.  “Committee” means the person responsible for benefits administration under the Plan.  If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefit determination.

(b)                                 Notification of Adverse Determination. Notice of the decision on such claim shall be furnished promptly to the Claimant.  Every notice of an adverse benefit determination will be provided in writing or electronically, and will include all of the following that pertain to the determination:  (i) the specific reason or reasons for the adverse determination; (ii) reference to the specific Plan provisions on which the determination is based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

(c)                                  Right to Review. A Claimant may review all pertinent documents and may request a review by the Committee of such decision denying the claim.  Any such request must be filed in writing with the Committee within 60 days after receipt by the Claimant of written notice of the decision.  A failure to file a request for review within 60 days will constitute a waiver of the Claimant’s right to request a review of the denial of the claim.  Such written request for review shall contain all additional information that the Claimant wishes the Committee to consider.

(d)                                 Review Procedures. During the review process, the Committee will provide: (i)  the Claimant the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits; (ii) that a Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits; and (iii) for a review that takes into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(e)                                  Time for Decision on Review.  Written notice of the decision on review shall be furnished to the Claimant within 60 days unless the Committee determines that special circumstances require an extension of time for processing the claim. If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice will describe the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review.

(f)                                   Notification of Determination on Review.  Notice of the decision on such claim shall be furnished promptly to the Claimant.  Every notice of an adverse benefit determination will be provided in writing or electronically, and will include all of the following that pertain to the determination: (i) the specific reason or reasons for the adverse determination; (ii) reference to the specific Plan provisions on which the benefit determination is based; (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits; and (iv) a statement describing any voluntary appeal procedures, if any, offered by the Plan and the Claimant’s right to obtain additional information about those voluntary review procedures, if any, and a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA.

(g)                                  Legal Remedies. Such suit may be filed only after the Plan’s review procedures have been exhausted and only if filed within 90 days after the final decision is provided.

12.2.                     Disability Claims.  Notwithstanding any provision of the Plan to the contrary, if a claim for benefits is based on Disability, the following claims procedures shall apply:  The Committee shall maintain a procedure under which Claimant can file a claim for benefits under this Plan based on Disability.

(a)                                 Time for Decision on a Claim. After receiving a claim for benefits, the Committee will notify the Claimant of its claim determination within 45 days of the receipt of the claim. This period may be extended by 30 days if an extension is necessary to process the claim due to matters beyond the control of the Committee. A written notice of the extension, the reason for the extension and when the Committee expects to decide the claim, will be furnished to the Claimant within the initial 45-day period. This period may be extended for an additional 30 days beyond the original extension. A written notice of the additional extension, the reason for the additional extension and when the Committee expects to decide the claim, will be furnished to the Claimant within the first 30-day extension period if an additional extension of time is needed. However, if a period of time is extended due to a Claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination by the Committee will be tolled from the date on which the notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.

(b)                                 Notification of Adverse Determination.  If a claim for benefits is denied, in whole or in part, a Claimant or his or her authorized representative, will receive a written notice of the denial. The notice will follow the rules of 29 C.F.R. § 2560.503-1(o) for culturally and linguistically appropriate notices and will be written in a manner calculated to be understood by the Claimant. The notice will include:

1.                                      The specific reason(s) for the denial,

2.                                      References to the specific Plan provisions on which the benefit determination was based,

3.                                      A description of any additional material or information necessary to perfect a claim and an explanation of why such information is necessary,

4.                                      A description of the Committee’s appeals procedures and applicable time limits, including, to the extent applicable, a statement of the right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review,

5.                                      A discussion of the decision, including an explanation of the basis for disagreeing with or not following: (i) the views presented by the Claimant to the Committee of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant; (ii) the views of medical or vocational experts whose advice was obtained on behalf of the Committee in connection with a Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and (iii) a disability determination regarding the Claimant presented by the Claimant to the Committee made by the Social Security Administration,

6.                                      If the determination is based on medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the relevant medical circumstances, or a statement that such explanation will be provided free of charge upon request,

7.                                      Either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse benefit determination, or a statement that such rules, guidelines, protocols, standards, or other similar criteria of the Plan do not exist, and

8.                                      A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to his or her claim for benefits.

(c)                                  Timing for Appealing Adverse Determination.  If a claim for benefits is denied, a Claimant, or his or her representative, may appeal the denied claim in writing within 180 days of receipt of the written notice of denial. The Claimant may submit any written comments, documents, records and any other information relating to the claim. Upon request, the Claimant will also have access to, and the right to obtain copies of, all documents, records and information relevant to his or her claim free of charge.

(d)                                 Right to Review.  A full review of the information in the claim file and any new information submitted to support the appeal will be conducted. The claim decision will be made by an appeals committee appointed by the Company. This committee will consist of individuals who were not involved in the initial benefit determination, nor will such individuals be subordinate to any person involved in the initial benefit determination. This review will not afford any deference to the initial benefit determination. If the initial adverse decision was based in whole or in part on a medical judgment, the appeals committee will consult with a healthcare professional who has appropriate training and experience in the field of medicine involved in the medical judgment, was not consulted in the initial adverse benefit determination and is not a subordinate of the healthcare professional who was consulted in the initial adverse benefit determination.

(e)                                  Review Procedures.  Before an adverse benefit determination on review is issued, the appeals committee will provide the Claimant, free of charge, with any new or additional evidence considered, relied upon, or generated by the Committee or other person making the benefit determination (or at the direction of the Committee or such other person) in connection with the claim. Such evidence will be provided as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided to give the Claimant a reasonable opportunity to respond prior to that date.  Before the review appeals committee issues an adverse benefit determination on review based on a new or additional rationale, the committee will provide the Claimant, free of charge, with the rationale. The rationale will be provided as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided to give the Claimant a reasonable opportunity to respond prior to that date.

(f)                                   Time for Decision on Review.  The appeals committee will make a determination on an appealed claim within 45 days of the receipt of an appeal request. This period may be extended for an additional 45 days if the committee determines that special circumstances require an extension of time. A written notice of the extension, the reason for the extension and the date that the committee expects to render a decision will be furnished to the Claimant within the initial 45-day period. However, if the period of time is extended due to a Claimant’s failure to submit information necessary to decide the appeal, the period for making the benefit determination will be tolled from the date on which the notification of the extension is sent until the date on which the Claimant responds to the request for additional information.

(g)                                  Notification of Determination on Review.  If the claim on appeal is denied in whole or in part, a Claimant will receive a written notification of the denial. The notice will follow the rules of 29 C.F.R. § 2560.503-1(o) for culturally and linguistically appropriate notices and will be written in a manner calculated to be understood by the claimant.  The notice will identify the contractual limitations period that applies to the Claimant’s right to bring an action under section 502(a) of ERISA including the calendar date on which the contractual limitations period expires for the claim.  The notice will include:

1.                                      The specific reason(s) for the adverse determination,

2.                                      References to the specific Plan provisions on which the determination was based,

3.                                      A statement regarding the right to receive upon request and free of charge reasonable access to, and copies of, all records, documents and other information relevant to the benefit claim,

4.                                      A description of the appeals committee’s review procedures and applicable time limits, including a statement of the right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review,

5.                                      A discussion of the decision, including an explanation of the basis for disagreeing with or not following: (i) the views presented by the Claimant to the committee of health care professionals treating the claimant and vocational professionals who evaluated the Claimant; (ii) the views of medical or vocational experts whose advice was obtained by or on behalf of the committee in connection with a Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and (iii) a disability determination regarding the claimant presented by the Claimant to the committee made by the Social Security Administration,

6.                                      If the determination is based on medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the relevant medical circumstances, or a statement that such explanation will be provided free of charge upon request, and

7.                                      Either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse benefit determination, or a statement that such rules, guidelines, protocols, standards, or other similar criteria of the Plan do not exist.

(h)                                 Legal Remedies.  A Claimant may not commence a judicial proceeding against any person, including the Committee, the Company or any Affiliate, the Board, the appeals committee, or any other person or committee, with respect to a claim for benefits without first exhausting the claims procedures set forth in the preceding paragraphs. No suit or legal action contesting in whole or in part any denial of benefits under the Plan shall be commenced later than the earlier of (i) the first anniversary of (A) the date of the notice of the committee’s final decision on appeal, or (B) if the claimant fails to request any level of administrative review within the timeframe permitted under this Section 12, the deadline for requesting the next level of administrative review, and (ii) the last date on which such legal action could be commenced under the applicable statute of limitations under ERISA (including, for this purpose, any applicable state statute of limitations that applies under ERISA to such legal action).  A Claimant has the right to request a written explanation of any violation of these claims procedures. The Committee will provide an explanation within 10 days of the request.

13.                               Arbitration.

13.1.                     Mandatory Arbitration of Disputes.  If, any claim or controversy between a Participating Employer and a Participant or Beneficiary is not resolved through the claims procedure set forth in Section 12, such claim shall be submitted to and resolved exclusively by expedited binding arbitration by a single arbitrator.  Arbitration shall be conducted in accordance with the following procedures:

(a)                                 All disputes concerning this Plan will be submitted to binding arbitration; provided that the Participant has first exhausted all rights and remedies set forth in Section 12 hereof entitled “Claims Procedure.”  Within 15 days after commencement of arbitration, a single independent arbitrator who has substantial business or legal experience may be chosen from a list of independent arbitrators supplied by the American Arbitration Association (the “AAA”), with each the Company and the Participant entitled to an equal number of strikes to the list.  Prior to the commencement of hearings, the arbitrator appointed will take an oath of impartiality.  The arbitration will be conducted in accordance with the then prevailing rules and procedures of the AAA governing Commercial Arbitration.  A binding decision will be made by the arbitrator.  The arbitration will be held in Chicago, Illinois or at another place selected by mutual agreement of the parties to the dispute.  A judgment upon any award rendered by the arbitrator may be entered in and enforced by any court having jurisdiction thereof.

(b)                                 The fees and expenses associated with any arbitration conducted pursuant to this Plan will be borne one-half by the Company and one-half by the Participant.  However, if the arbitrator determines that any party to the arbitration has taken or refused to take or approve any action and was arbitrary or unreasonable in doing so, the arbitrator may charge such part or all of the costs of any mediation and/or arbitration against such individual party as the arbitrator deems appropriate in the circumstances.

(c)                                  The Plan will be governed and construed in accordance with the internal laws of the State of Illinois, without reference to principles relating to conflicts of law, except to the extent preempted by Federal law.

(d)                                 Should any one or more sections of this Plan be found to be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining sections contained herein will not in any way be impaired or affected thereby.  In addition, if any section hereof is found to be partially enforceable, then it will be enforced to that extent.  If any covenant is not enforceable to the full extent provided herein, it will be and remain enforceable to the fullest extent permitted by law.

(e)                                  The titles appearing herein are for convenience only, and will not be deemed to define, limit, construe or otherwise affect the other provisions of this Plan.

14.                               General Provisions

14.1.                     Assignment. No interest of any Participant, spouse or Beneficiary under this Plan and no benefit payable hereunder shall be assigned as security for a loan, and any such purported assignment shall be null, void and of no effect, nor shall any such interest or any such benefit be subject in any manner, either voluntarily or involuntarily, to anticipation, sale, transfer, assignment or encumbrance by or through any Participant, spouse or Beneficiary. Notwithstanding anything to the contrary herein, however, the Committee has the discretion to make payments to an alternate payee in accordance with the terms of a domestic relations order (as defined in Code Section 414(p)(1)(B)).

The Company may assign any or all of its liabilities under this Plan in connection with any restructuring, recapitalization, sale of assets or other similar transactions affecting a Participating Employer without the consent of the Participant.

14.2.                     No Legal or Equitable Rights or Interest. No Participant or other person shall have any legal or equitable rights or interest in this Plan that are not expressly granted in this Plan. Participation in this Plan does not give any person any right to be retained in the service of the Participating Employer. The right and power of a Participating Employer to dismiss or discharge an Employee is expressly reserved. The Participating Employers make no representations or warranties as to the tax consequences to a Participant or a Participant’s beneficiaries resulting from a deferral of income pursuant to the Plan.

14.3.                     No Employment Contract. Nothing contained herein shall be construed to constitute a contract of employment between an Employee and a Participating Employer.

14.4.                     Notice. Any notice or filing required or permitted to be delivered to the Committee under this Plan shall be delivered in writing, in person, or through such electronic means as is established by the Committee. Notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Written transmission shall be sent by certified mail to:

CONTINENTAL MATERIALS CORPORATION

ATTN:

440 SOUTH LASALLE STREET

SUITE 3100

CHICAGO, IL 60605

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing or hand-delivered, or sent by mail to the last known address of  the Participant.

14.5.                     Headings. The headings of Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

14.6.                     Invalid or Unenforceable Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Committee may elect in its sole discretion to construe such invalid or unenforceable provisions in a manner that conforms to applicable law or as if such provisions, to the extent invalid or unenforceable, had not been included.

14.7.                     Lost Participants or Beneficiaries. Any Participant or Beneficiary who is entitled to a benefit from the Plan has the duty to keep the Committee advised of his or her current mailing address. If benefit payments are returned to the Plan or are not presented for payment after a reasonable amount of time, the Committee shall presume that the payee is missing. The Committee, after making such efforts as in its discretion it deems reasonable and appropriate to locate the payee, shall stop payment on any uncashed checks and may discontinue making future payments until contact with the payee is restored.

14.8.                     Facility of Payment to a Minor.  If a distribution is to be made to a minor, or to a person who is otherwise incompetent, then the Committee may, in its discretion, make such distribution: (i) to the legal guardian, or if none, to a parent of a minor payee with whom the payee maintains his or her residence, or (ii) to the conservator or committee or, if none, to the person having custody of an incompetent payee. Any such distribution shall fully discharge the Committee, the Company, and the Plan from further liability on account thereof.

14.9.                     Governing Law. To the extent not preempted by ERISA, the laws of the State of Illinois shall govern the construction and administration of the Plan.

*  *  *  *  *

IN WITNESS WHEREOF, the undersigned executed this Plan as of the 1st day of January, 2019, to be effective as of the Effective Date.

Continental Materials Corporation

By:	(Print Name)

Its:	(Title)

(Signature)